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                                   EXHIBIT 11

                        COMPUTATION OF EARNINGS PER SHARE

A reconciliation of basic to diluted earnings per share for the quarters ended June 30, 2001 and 2000, is as follows:


                                                    2001                                       2000
                                       --------------------------------          --------------------------------
                                          Basic               Diluted               Basic               Diluted
                                       -----------          -----------          -----------          -----------
Net loss                               $(1,039,404)         $(1,039,404)         $  (816,477)         $  (816,477)
                                       ===========          ===========          ===========          ===========

Weighted average number of
     common shares outstanding
     during the period                   4,368,615            4,368,615            4,400,210            4,400,210

Net effect of dilutive stock
     options based on the
     treasury stock method at
     market prices                              --                   --                   --                   --
                                       -----------          -----------          -----------          -----------

Shares used for computation              4,368,615            4,368,615            4,400,210            4,400,210
                                       ===========          ===========          ===========          ===========

Net loss per share                     $     (0.24)         $     (0.24)         $     (0.19)         $     (0.19)
                                       ===========          ===========          ===========          ===========


As the Company incurred a net loss for the quarters ended June 30, 2001 and 2000, there were no adjustments for potentially dilutive securities as the adjustments would have been antidilutive.


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